Exhibit 10.1
Apache Corporation
First Amendment to 2010 Performance Program Award Notice and Agreement
Recipient Name: [            ]
Grant Date: January 15, 2010
Grant: A Conditional Grant related to                      Restricted Stock Units
WHEREAS, Apache Corporation has granted you a Conditional Grant of Restricted Stock Units under the 2010 Performance Program and the Apache Corporation 2007 Omnibus Equity Compensation Plan pursuant to your 2010 Performance Program Award Notice and Agreement (the “Grant Agreement”); and
WHEREAS, Apache and you desire to amend the Grant Agreement as provided herein;
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, receipt of which is hereby acknowledged, the Recipient and Apache hereby consent and agree as follows:
1.	Defined Terms: All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Grant Agreement, as amended by this First Amendment.

2.	The definition of Performance Measure in the Award Notice is hereby amended by adding the following at the end thereof:

“Notwithstanding the above, in the event that Apache Corporation’s TSR is negative for the Performance Period and the Company’s TSR rank amongst the Peer Group companies for the Performance Period is from one (1) to seven (7), the Multiple of Target Amount shall be limited to 1.00.”

3.	Section 1 of the 2010 Performance Program Agreement is hereby deleted in its entirety and substituted therefor with the following:

“1. Conditional Grant of RSUs. Subject to the provisions of this Agreement and the provisions of the Plan and Award Notice, the Company shall conditionally grant to the Recipient, pursuant to the Plan, a right to receive the Target Amount of RSUs set forth in the Recipient’s Award Notice. Such Target Amount shall be adjusted to a Final Amount at the end of the Performance Period based upon the results of the Performance Measure, as determined by the Committee, provided, however, in the event that the Company’s TSR for the Performance Period is negative and Company’s Performance Measure ranking is from one (1) to seven (7), Grantee shall receive a Final Amount at the end of the Performance Period that is equal to the Target Amount of RSUs multiplied by 1.00. Notwithstanding the foregoing, the Target Amount shall be adjusted to a Final Amount of RSUs at the conclusion of the Performance Period solely for each Recipient who remains employed as of the last day of the Performance Period. The award of the Final Amount shall give the Recipient the right, upon vesting, to an equal number of shares of $0.625 par value common stock of the Company (“Stock”).”

Executed this May 5, 2010, effective for all purposes as provided above.

Apache Corporation

By:

Name:

Title:

Recipient

By:

Name: [ ]